UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2022

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCRN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of James V. Redd III

Cross Country Healthcare, Inc. (the “Company”) announced that James V. Redd III has been promoted to Senior Vice President and Chief Accounting Officer (the “CAO Appointment”) effective as of November 14, 2022 (the “Effective Date”).

Mr. Redd, age 52, joined the Company as Assistant Corporate Controller in April 2017, and has served as the Company’s Senior Vice President and Corporate Controller since January 2021. Prior to joining the Company, Mr. Redd was Assistant Controller at Vision Group Holdings, LLC, from 2016 to 2017. He held positions in Controls and Compliance at Tyco International Management Company as well as General Ledger Accounting and SEC Reporting at ADT, LLC from 2011 to 2016.  Mr. Redd served in Audit and Assurance Services at Deloitte & Touche LLP from 2005 to 2011.  Mr. Redd earned a Bachelor of Science from Randolph-Macon College and a Masters of Business Administration from Florida Atlantic University and is a Certified Public Accountant.

In connection with the CAO Appointment, Mr. Redd’s annual base salary will be increased from $275,000 to $300,000, effective as of January 8, 2023. There are no other changes to Mr. Redd’s compensation arrangements with the Company as a result of the CAO Appointment.

There are no family relationships between Mr. Redd and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Redd that are reportable pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Redd and any other persons pursuant to which he was selected as the Company’s Chief Accounting Officer

Martins Compensation Changes

On November 14, 2022, the Compensation Committee of the Board of Directors of the Company approved certain changes to the compensation of John A. Martins, the Company’s President and Chief Executive Officer. Effective January 8, 2023, Mr. Martins’ annual base salary will be increased from $725,000 to $875,000 (“Base Salary”) and his target bonus under the Company’s 2020 Omnibus Incentive Plan or its successor will be increased from 200% to 275% of his Base Salary amount. There are no other changes to Mr. Martin’s compensation arrangements with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated: November 17, 2022	By:	/s/ William J. Burns
William J. Burns
Executive Vice President & Chief Financial Officer